Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Ordinary Shares of MakeMyTrip Limited

Dated: February 9, 2012

SIERRA VENTURES ASSOCIATES VIII, LLC

/s/ David C. Schwab
David C. Schwab
Manager

SIERRA VENTURES VIII-A, L.P.
SIERRA VENTURES VIII-B, L.P.
By: Sierra Ventures Associates VIII, LLC
Its: General Partner

/s/ David C. Schwab
David C. Schwab
Manager